UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2008

GEOCOM RESOURCES INC.

(Exact name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-49621

(Commission File Number)

98-0349734

(IRS Employer Identification No.)

413-114 West Magnolia, Bellingham, WA 98225

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 360-392-2898

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 3.02, below.

Item 3.02. Unregistered Sales of Equity Securities

On January 24, 2008 the Registrant sold one convertible promissory note in the face amount of $100,000 to one accredited investor who is not a U.S. Person. This convertible note was sold in an offshore transaction pursuant to the exemption from the registration requirements of the Securities Act of 1933 established in Rule 903 of Regulation S, promulgated thereunder. The convertible note evidences a debt due on demand that bears interest at a rate of 10% per annum. The holder of the convertible note may convert part or all of the sums due at any time and from time-to-

time, at its discretion, plus accrued interest, into common shares of the Registrant at a conversion price of $0.15 per share.

Item 9.01. Financial Statements and Exhibits.

10.1 Convertible Promissory Note dated January 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOCOM RESOURCES, INC.

/s/ John Hiner

John Hiner, President

Date: February 11, 2008